FOR IMMEDIATE RELEASE
Contact: Scott Ladd, Zito Partners
908-546-7447

Premier Alliance Names Kent F. Anson as Chief Executive Officer,
Positioning the Company for Its Next Phase of Growth

Charlotte, NC – January 22, 2014 - Premier Alliance Group, Inc., (OTCQB: PIMO) a leading provider of business performance, cyber security,  and energy-management solutions, today announced that Kent F. Anson is joining the company as chief executive officer, effective January 20.

“In Kent, Premier Alliance is getting a proven leader who can execute on our plans for long-term, sustainable growth,” said Joseph J. Grano Jr., Chairman of the Board of Directors of Premier Alliance. “The company has undergone a dramatic transformation, notably with our recent acquisition of cyber-security assessment company root9B. We are confident Kent can help manage our core businesses while looking for new and exciting ways to grow value for our company and our shareholders.”

“I could not be more pleased to lead an organization like Premier Alliance,” Mr. Anson said. “Premier is known for its talented employees, deep client relationships and innovation in areas like energy management, security and compliance. I am privileged to join this team, and I look forward to delivering meaningful results for all our stakeholders, including our shareholders, partners, customers and employees.”

Mr. Anson joins Premier Alliance from Honeywell, where he has held several senior-management positions since 2002. Mr. Anson served as director, large & complex projects, vice president of higher education and vice president of global energy at Honeywell Building Solutions. Previously, he held management positions at General Electric Co. and Munters Corporation.

He holds Bachelor of Arts degrees in economics and marketing from the University of South Carolina, and an MBA, with honors, from the University of Bridgeport.

Mr. Anson succeeds Mark Elliott as CEO. Mr. Elliott will be remaining with the company in a new role of Chief Operating Officer, where he will assist Mr. Anson in integrating Premier Alliance’s recent acquisitions and executing the company’s strategic plan.  Mr. Elliott will report directly to Mr. Anson.

About Premier Alliance Group, Inc.

Premier Alliance Group, Inc., (OTCQB: PIMO) is a leading provider of Business Performance, Cyber Security, and Energy & Sustainability Solutions.  Headquartered in Charlotte, North Carolina, Premier Alliance has been delivering results that improve productivity, mitigate risk and maximize profits since 1995.  Our clients range in size from Fortune 100 companies to mid-sized and owner-managed businesses across a broad range of industries, including local, state and federal government agencies.  For more information, visit www.premieralliance.com.

Safe Harbor Statement

Certain information contained in this press release may be forward-looking. Actual results might differ materially from any forward-looking statements contained in this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of Premier Alliance Group to be materially different from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates" or "plans" to be uncertain and forward-looking.